UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934

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Princeton Capital Corporation

(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement if Other Than the Registrant)

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PRINCETON CAPITAL CORPORATION
700 Alexander Park
Suite 103
Princeton, New Jersey 08540
(609) 514-9200

June 29, 2017

Dear Stockholder:

You are cordially invited to attend the 2017 Annual Meeting of Stockholders (the “Annual Meeting”) of Princeton Capital Corporation to be held on Friday, July 14, 2017 at 1:00pm, Eastern Time, at 250 West Pratt Street, Suite 2000, Baltimore, Maryland 21201. Only stockholders of record at the close of business on June 27, 2017 are entitled to the notice of, and to vote at, the Annual Meeting, including any postponement or adjournment thereof.

Details regarding the business to be conducted are more fully described in the accompanying Notice of Annual Meeting and Proxy Statement.

It is important that you be represented at the Annual Meeting, and you are encouraged to vote your shares as soon as possible. If you are unable to attend the meeting in person, I urge you to complete, date and sign the enclosed proxy card and promptly return it in the envelope provided. If you prefer, you can save time by voting through the Internet or by telephone as described in the proxy statement and on the enclosed proxy card. Your vote is important.

Sincerely yours,

Munish Sood
Chief Executive Officer

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting of Stockholders to be Held on July 14, 2017.

Our proxy statement and our annual report on Form 10-K for the year ended December 31, 2015 are available at the following cookies-free website that can be accessed anonymously: www.voteproxy.com.

PRINCETON CAPITAL CORPORATION
700 Alexander Park
Suite 103
Princeton, New Jersey 08540
(609) 514-9200

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD JULY 14, 2017

To the Stockholders of Princeton Capital Corporation:

The 2017 Annual Meeting of Stockholders (the “Annual Meeting”) of Princeton Capital Corporation, a Maryland corporation (the “Company”), will be held at 250 West Pratt Street, Suite 2000, Baltimore, Maryland 21201 on July 14, 2017, at 1:00pm Eastern Time, to consider and vote on the following proposals:

1.	The election of five (5) directors of the Company;

2.	To ratify the selection of WithumSmith&Brown, PC as the Company’s independent registered public accounting firm for the year ending December 31, 2016;

3.	To ratify the selection of WithumSmith&Brown, PC as the Company’s independent registered public accounting firm for the year ending December 31, 2017;

4.	To approve the adjournment of the Annual Meeting, if necessary or appropriate, to solicit additional proxies; and

5.	To transact such other business as may properly come before the meeting, or any postponement or adjournment thereof.

THE BOARD, INCLUDING THE INDEPENDENT DIRECTORS, RECOMMENDS THAT YOU VOTE “FOR” EACH OF THESE PROPOSALS.

The enclosed proxy statement is also available at www.princetoncapitalcorp.com (under the “Investor Relations” section). This website also includes copies of the form of proxy and the Company’s Annual Report on Form 10-K for the year ended December 31, 2015 (the “Annual Report”). Stockholders may request a copy of the proxy statement and the Company’s Annual Report by contacting our main office at (609) 514-9200. As of the date of this proxy statement, the Company has failed to timely file its quarterly reports on Form 10-Q for the quarters ended on June 30, 2016, September 30, 2016, and March 31, 2017 and its Annual Report on Form 10-K for the year ended December 31, 2016. The Company is working diligently to complete the past due Form 10-K and the past due Form 10-Qs.

You have the right to receive notice of and to vote at the Annual Meeting if you were a stockholder of record at the close of business on June 27, 2017. Whether or not you expect to be present in person at the Annual Meeting, please sign the enclosed proxy and return it promptly in the self-addressed envelope provided. As a registered stockholder, you may also authorize your proxy by telephone or over the Internet by following the instructions included with your proxy card. Instructions are shown on the proxy card. In the event there are not sufficient votes for a quorum or to approve any of the foregoing proposals at the time of the Annual Meeting, the Annual Meeting may be postponed or adjourned in order to permit further solicitation of the proxies by the Company.

By Order of the Board,

Gregory J. Cannella
Chief Financial Officer, Secretary and Treasurer

June 29, 2017

This is an important meeting. To ensure proper representation at the Annual Meeting, please complete, sign, date and return the proxy card in the enclosed, self-addressed envelope. You may also authorize your proxy by telephone or over the Internet by following the instructions included with your proxy card. Even if you vote your shares prior to the Annual Meeting, you still may attend the Annual Meeting and vote your shares in person.

PRINCETON CAPITAL CORPORATION
700 Alexander Park
Suite 103
Princeton, New Jersey 08540
(609) 514-9200

PROXY STATEMENT
ANNUAL MEETING OF STOCKHOLDERS

GENERAL

This proxy statement is furnished in connection with the solicitation of proxies by the board of directors (the “Board”) of Princeton Capital Corporation, a Maryland corporation (the “Company,” “we,” “us” or “our”), for use at the Company’s 2017 Annual Meeting of Stockholders (the “Annual Meeting”) to be held at 250 West Pratt Street, Suite 2000, Baltimore, Maryland 21201 on July 14, 2017, at 1:00pm, Eastern Time and at any postponements or adjournments thereof. This proxy statement, the accompanying proxy card and the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2015 (the “Annual Report”) are first being sent to stockholders on or about June 29, 2017.

On or about March 15, 2016, the Company engaged WithumSmith&Brown, PC (“WithumSmith”) as its new independent registered public accounting firm to audit the Company’s financial statements for the fiscal year ending December 31, 2015 and to perform procedures related to the financial statements included in the Company’s quarterly reports on Form 10-Q, beginning with the quarter ended March 31, 2015. The Stockholders, at the 2016 Annual Meeting, ratified the selection of WithumSmith for the year ending December 31, 2015.

The engagement of WithumSmith and the delay in the filings of our Form 10-Q’s and Form 10-K’s arose following litigation and other events in 2015 and 2016.

On or about September 9, 2015, Capital Link Fund I, LLC, a Delaware limited liability company, CT Horizon Legacy Fund, LP, a Delaware limited partnership, Capital Point Partners, LP, a Delaware limited partnership (“CPP I”), and Sema4, Inc., a Massachusetts corporation (collectively, the “Plaintiffs” or the “Capital Point Parties”) filed a lawsuit, captioned Capital Link Fund I, LLC, et al. v. Capital Point Management, LP, et al., C.A. No. 11483-VCN (the “Litigation”), in the Delaware Court of Chancery against certain defendants including the Company, seeking, among other things, to rescind the transfer of certain assets to the Company that were transferred pursuant to the acquisition of the investment portfolio and certain other assets of Capital Point Partners. L.P and Capital Point Partners II, L.P. (the “Acquisition”).

On January 19, 2016, the Company, Princeton Advisory Group, Inc., Gregory J. Cannella, Munish Sood, Thomas Jones, Jr. and Trennis L. Jones (together the “Settling Defendants”) on the one hand, entered into a settlement agreement (“Settlement Agreement”) with the Capital Point Parties on the other hand. CPP I is the Company’s largest stockholder.

On June 17, 2016, following our 2016 Annual Meeting (at which certain matters relating to the Settlement Agreement were approved by our stockholders), a Stipulation and Order of Dismissal of Claims (the “Dismissal Order”) against the Settling Defendants (which includes the Company) and Martin Tuchman (collectively, the “Dismissed Defendants”) was entered in the Delaware Court of Chancery. The Dismissal Order, which was dated June 10, 2016, dismissed with prejudice the claims brought by the Plaintiffs against the Dismissed Defendants. The Dismissal Order did not dismiss the claims against Alfred Jackson (“Jackson”), Capital Point Management, LP (“CPM”), Capital Point Advisors, LP (“CPA”) or Princeton Investment Advisors, LLC (“PIA”). On February 24, 2017, a Stipulation and Order of Dismissal of Claims (the “Dismissal Order II”) against Jackson, CPM, CPA and PIA was entered in the Delaware Court of Chancery. The Dismissal Order II, which was dated February 24, 2017, dismissed with prejudice the claims brought by the Plaintiffs against Jackson, CPM, CPA and PIA. Terms of any settlement were not disclosed, all claims with respect to the lawsuit have now been dismissed, and the status quo order that had included the Company has now been lifted.

On June 19, 2015, prior to the Litigation, the Company had dismissed Boulay PLLP as its independent registered audit firm and engaged Crowe Horwath LLP (“Crowe Horwath”) as its new independent registered audit firm, effective the same date. Crowe Horwath required additional time to conduct their review of the Acquisition. For these reasons, the Company could not complete the filing of its quarterly report on Form 10-Q for the quarter ended June 30, 2015 within the prescribed time period without unreasonable effort and expense. On August 10, 2016, the Company filed its quarterly report on Form 10-Q for the quarter ended June 30, 2015.

On October 19, 2015, Crowe Horwath resigned as the Company’s independent public accounting firm, effective the same date. The Company’s quarterly report on Form 10-Q for the quarter ended September 30, 2015 could not be filed within the prescribed time period due to delays experienced in defending itself in the Litigation and the resignation of Crowe Horwath as the Company’s independent public accounting firm. On September 19, 2016, the Company filed its quarterly report on Form 10-Q for the quarter ended September 30, 2015.

The Company and WithumSmith have filed the past due Form 10-Q’s for the quarters ended March 31, 2015, June 30, 2015, September 30, 2015, and March 31, 2016 and the Form 10-K for the fiscal year ended December 31, 2015.

The Company and WithumSmith are working diligently to complete the remaining past due Form 10-Q’s and the past due Form 10-K. The Company plans to file the past due Form 10-Q for the quarter ended June 30, 2016 in July, the past due Form 10-Q for the quarter ended September 30, 2016 by mid-August, and the past due Form 10-K for the fiscal year ended December 31, 2016 by mid-September.

We encourage you to vote your shares, either by voting in person at the Annual Meeting or by granting a proxy (i.e., authorizing someone to vote your shares). If you properly sign and date the accompanying proxy card and the Company receives it in time for the Annual Meeting, the persons named as proxies will vote the shares registered directly in your name in the manner that you specified. This proxy statement is also available via the Internet at www.princetoncapitalcorp.com (under the “Investor Relations” section). The website also includes electronic copies of the form of proxy and the Annual Report.

ANNUAL MEETING INFORMATION

Date and Location

We will hold the Annual Meeting on Friday, July 14, 2017, at 1:00pm Eastern Time at 250 West Pratt Street, Suite 2000, Baltimore, Maryland 21201.

Admission

Only record or beneficial owners of the Company’s common stock as of the close of business on June 27, 2017 or their proxies may attend the Annual Meeting. Beneficial owners must also provide evidence of stock holdings, such as a recent brokerage account or bank statement.

Purpose of the Annual Meeting

At the Annual Meeting, you will be asked to vote on the following proposals:

1.	The election of five (5) directors of the Company;

2.	The ratification of the selection of WithumSmith&Brown, PC as the Company’s independent registered public accounting firm for the year ending December 31, 2016;

3.	The ratification of the selection of WithumSmith&Brown, PC as the Company’s independent registered public accounting firm for the year ending December 31, 2017;

4.	To approve the adjournment of the Annual Meeting, if necessary or appropriate, to solicit additional proxies; and

5.	To transact such other business as may properly come before the meeting, or any postponement or adjournment thereof.

VOTING INFORMATION

Record Date and Quorum Required

The record date of the Annual Meeting is the close of business on June 27, 2017 (the “Record Date”). You may cast one vote for each share of our common stock that you own of record as of the Record Date.

A quorum of stockholders must be present at the Annual Meeting for any business to be conducted. The presence at the Annual Meeting, in person or by proxy, of stockholders entitled to cast a majority of the votes entitled to be cast as of the Record Date will constitute a quorum. Abstentions will be treated as shares present for quorum purposes. Shares held in “street name” by a bank, broker or other nominee, and for which the nominee has not received voting instructions from the beneficial owner and does not have discretionary authority to vote the shares on certain proposals (“Broker Non-Votes”) will be treated as shares present for quorum purposes. On the Record Date, there were 120,486,061 shares of our common stock outstanding and entitled to vote. Thus, 60,243,031 shares of our common stock must be present at the Annual Meeting in person or by proxy to have a quorum.

If a quorum is not present at the Annual Meeting, the stockholders who are represented may adjourn the Annual Meeting until a quorum is present. The persons named as proxies may vote those proxies for such adjournment if Proposal 4 on the attached Proxy Card is marked for such adjournment.

Submitting Voting Instructions for Shares Held Through a Broker

If you hold shares of common stock in “street name” through a broker, bank or other nominee, you must follow the instructions you receive from your broker, bank or nominee in order to provide voting instructions to your broker, bank or nominee. If you hold shares of our common stock through a broker, bank or other nominee and you want to vote in person at the Annual Meeting, you must obtain a legal proxy from the record holder of your shares and present it at the meeting. If you do not submit voting instructions to your broker, bank or other nominee, your broker, bank or other nominee will be permitted to vote in its discretion on Proposal 2 and 3, to ratify the selection of WithumSmith&Brown, PC as the Company’s independent registered public accounting firm for the years ending December 31, 2016 and December 31, 2017, but will not be permitted to vote your shares on any other proposal considered at the Annual Meeting.

Authorizing a Proxy for Shares Held in Your Name

If you are a record holder of shares of our common stock, you may authorize a proxy to vote on your behalf by mail, as described on the enclosed proxy card. If you are a stockholder of record, you may also authorize a proxy and provide voting instructions via telephone or Internet by following the instructions on the proxy card. Authorizing a proxy will not limit your right to vote in person at the Annual Meeting. A properly completed, executed and submitted proxy will be voted in accordance with your instructions, unless you subsequently revoke the proxy. If you authorize a proxy without indicating your voting instructions, the proxy holder will vote your shares according to the Board’s recommendations.

Revoking Your Proxy

If you are a stockholder of record, you can revoke your proxy by (1) delivering a written revocation notice prior to the Annual Meeting to our Secretary, Gregory J. Cannella, at 700 Alexander Park, Suite 103, Princeton, New Jersey 08540; (2) delivering a later-dated proxy that we receive no later than the opening of the polls at the Annual Meeting; or (3) voting in person at the Annual Meeting. If you hold shares of common stock through a broker, bank or other nominee, you must follow the instructions you receive from your nominee in order to revoke your voting instructions. Attending the Annual Meeting does not revoke your proxy unless you also vote in person at the Annual Meeting.

Vote Required

Proposal	Vote Required	Broker Discretionary Voting Allowed	Effect of Abstentions and Broker Non-Votes
Proposal 1 — The election of five (5) directors.	Affirmative vote of the holders of a plurality[1] of the votes cast in the election of directors at the Annual Meeting.	No	Abstentions and broker non-votes, if any, are not votes cast and, as a result, will have no effect on the outcome of the election of directors.

Proposal 2 — To ratify the selection of WithumSmith&Brown, PC as the Company’s independent registered public accounting firm for the year ending December 31, 2016.	Affirmative vote of a majority of the votes cast at the Annual Meeting.	Yes	Abstentions and broker non-votes, if any, are not votes cast and, as a result, will have no effect on this proposal.

Proposal 3 — To ratify the selection of WithumSmith&Brown, PC as the Company’s independent registered public accounting firm for the year ending December 31, 2017.	Affirmative vote of a majority of the votes cast at the Annual Meeting.	Yes	Abstentions and broker non-votes, if any, are not votes cast and, as a result, will have no effect on this proposal.

Proposal 4 — To approve the adjournment of the Annual Meeting, if necessary or appropriate, to solicit additional proxies.	Affirmative vote of a majority of the votes cast on the proposal at the Annual Meeting.	No	Abstentions and broker non-votes, if any, are not votes cast and, as a result, will have no effect on this proposal.

Ownership by Capital Point Partners, LP and Capital Point Partners II, LP

Capital Point Partners, LP and Capital Point Partners II, LP (the “Partnerships”) beneficially own 104,562,000 and 10,922,327 shares of the Company’s common stock, respectively, representing approximately 96% of the Company’s outstanding common stock and voting power. We entered into an agreement with the Partnerships concerning their obligations pursuant to Section 12(d)(1)(e) of the Investment Company Act of 1940, as amended (the “1940 Act”). Under this Agreement, the Partnerships will either (i) seek instructions from those holding interests in the Partnerships with regards to voting proxies issued by the Company or (ii) vote the shares of the Company’s common stock they own in the same proportion “for” and “against” each proposal as all of our other stockholders vote their shares of the Company’s common stock on each of the matters to be voted on by stockholders at the Annual Meeting.

1 Plurality means the individual who gets the most votes, regardless of whether or not such individual obtains a majority of the votes.

INFORMATION REGARDING THIS SOLICITATION

Our Board is making this solicitation and the Company will bear the expense of the solicitation of proxies for the Annual Meeting, including the cost of preparing, printing, and mailing this proxy statement, the accompanying Notice of Annual Meeting of Stockholders, and the proxy card. If brokers, trustees, or fiduciaries and other institutions or nominees holding shares in their names, or in the name of their nominees, which are beneficially owned by others, forward the proxy materials to, and obtain proxies form, such beneficial owners, we will reimburse such persons for their reasonable expenses in so doing.

In addition to the solicitation of proxies by the use of the mail, proxies may be solicited in person and/or by telephone or facsimile transmission by directors, officers or employees of the Company. No additional compensation will be paid to directors, officers or employees of the Company for such services.

Stockholders may also authorize a proxy and provide their voting instructions by telephone and through the Internet. This option requires stockholders to input the Control Number which is located on each proxy card. After inputting this number, stockholders will be prompted to provide their voting instructions. Stockholders authorizing a proxy via the Internet will have an opportunity to review their voting instructions and make any necessary changes before submitting their voting instructions and terminating their Internet link. Stockholders who authorize a proxy via the Internet, in addition to confirming their voting instructions prior to submission, will also receive an e-mail confirming their instructions upon request.

If a stockholder wishes to participate in the Annual Meeting, but does not wish to give a proxy electronically, the stockholder may still submit the proxy card originally sent with this Proxy Statement or attend the Annual Meeting in person.

The SEC has adopted rules that permit companies and intermediaries (e.g., brokers) to satisfy the delivery requirements for proxy statements and annual reports with respect to two or more stockholders sharing the same address by delivering a single proxy statement and annual report addressed to those stockholders. This process, which is commonly referred to as “householding,” potentially means extra convenience for stockholders and cost savings for companies.

A number of brokerages and other institutional holders of record have implemented householding. A single proxy statement will be delivered to multiple stockholders sharing an address unless contrary instructions have been received from the affected stockholders. If you have received notice from your broker that it will be householding communications to your address, householding will continue until you are notified otherwise or until you revoke your consent. If, at any time, you no longer wish to participate in householding and would prefer to receive a separate proxy statement, please notify your broker. Stockholders who currently receive multiple copies of the proxy statement at their addresses and would like to request information about householding of their communications should contact their brokers or other intermediary holder of record. You can notify us by sending a written request to: Gregory J. Cannella, Secretary, Princeton Capital Corporation, 700 Alexander Park, Suite 103, Princeton, New Jersey 08540, or by calling (609) 514-9200.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth, as of June 27, 2017, the beneficial ownership of each current director (and each nominee for director), the Company’s executive officers, each person known to us to beneficially own 5% or more of the outstanding shares of the Company’s common stock, and the executive officers and directors as a group.

Beneficial ownership is determined in accordance with the rules of the SEC and includes voting or investment power with respect to the securities. Common stock subject to options or warrants that are currently exercisable or exercisable within 60 days of June 27, 2017 are deemed to be outstanding and beneficially owned by the person holding such options or warrants. Such shares, however, are not deemed outstanding for the purposes of computing the percentage ownership of any other person. Percentage of ownership is based on 120,486,061 shares of the Company’s common stock outstanding as of June 27, 2017.

Unless otherwise indicated, to our knowledge, each stockholder listed below has sole voting and investment power with respect to the shares beneficially owned by the stockholder, except to the extent authority is shared by their spouses under applicable law. Unless otherwise indicated, the address of all executive officers and directors is c/o Princeton Capital Corporation, 700 Alexander Park, Suite 103, Princeton, New Jersey 08540.

The Company’s directors are divided into two groups - interested directors and independent directors. Interested directors are “interested persons” as defined in Section 2(a)(19) of the 1940 Act and the NASDAQ (“NASDAQ”) Stock Market Rules, as the Over the Counter Pink (“OTCPK”) exchange where the Company trades, does not establish director independence standards.

Name and Address of Beneficial Owner	Number of Shares Owned Beneficially(1)	Percentage of Class
Interested Directors (Interested Director Nominees)
Mark S. DiSalvo(2)	115,484,327	95.9%
Munish Sood	0	*

Independent Directors (Independent Director Nominees)
Greg Bennett	0	*
Martin Laidlaw	0	*
Darren Stainrod	0	*

Executive Officers
Gregory J. Cannella	0	*
Joy Sheehan	0	*

Executive officers and directors as a group	115,484,327	95.9%

Greater than 5% Holders
Capital Point Partners, LP (3)	104,562,000	86.8%
Capital Point Partners II, LP(3)	10,922,327	9.07%

*	Less than 1%

(1)	Beneficial ownership has been determined in accordance with Rule 13d-3 of the Securities Exchange Act of 1934, as amended.

(2)	Mr. DiSalvo, by virtue of his ownership of all of the outstanding stock of Sema4, Inc., the general partner of Capital Pointer Partners, LP (“CPP”) and Capital Point Partners II, LP (“CPP II”), may be deemed to be the beneficial owner of the 104,562,000 shares of the Company’s common stock owned by CPP and the 10,922,327 shares of the Company’s common stock owned by CPP II. Mr. DiSalvo and Sema4, Inc. each disclaims beneficial ownership of any shares held by CPP and CPP II, except to the extent of their pecuniary interest therein. The address of Sema4, Inc., CPP and CPP II is 800 Turnpike Street, Suite 300, North Andover, MA 01854.

(3)	This information is based on information included in the Schedule 13D filed with the SEC.

The following table sets forth as of June 27, 2017, the dollar range of our securities owned by our directors and executive officers.

Name	Dollar Range of Equity Securities Beneficially Owned(1)(2)
Interested Director:
Mark S. DiSalvo	Over $100,000
Munish Sood	None

Independent Directors:
Greg Bennett	None
Martin Laidlaw	None
Darren Stainrod	None

Executive Officers:
Gregory J. Cannella	None
Joy Sheehan	None

(1)	The dollar range of the equity securities beneficially owned is based on the closing price per share of the Company’s common stock of $0.21 on June 27, 2017 on the OTCPK.

(2)	The dollar ranges of equity securities beneficially owned are: none; $1–$10,000; $10,001–$50,000; $50,001–$100,000; and over $100,000.

PROPOSAL 1: ELECTION OF DIRECTORS

Proposal 1 is that we are proposing to elect the following directors to the Board: Greg Bennett, Mark DiSalvo, Darren Stainrod, Munish Sood, and Martin Laidlaw, as further described herein.

Our business and affairs are managed under the direction of the Board. Pursuant to the Company’s Charter and bylaws, the number of directors on our Board is currently fixed at six directors and the Board is divided into three classes. Each director holds office for the term to which he or she is elected and until his or her successor is duly elected and qualified. However, on April 20, 2016, the Board approved for submission to stockholders an amendment to Article IV, Section 4.1 of the Company’s Charter (the “Declassification Amendment”) that would declassify the Company’s Board and provide that all directors would hold office for a term of one year or until his or her successor is duly elected and qualified. At the Company’s 2016 Annual Meeting of Stockholders held on June 9, 2016, the Company’s stockholders approved the Declassification Amendment and the Declassification Amendment was filed with the Maryland Department of Assessments and Taxation on June 9, 2016. In accordance with the Company’s Charter after the filing of the Declassification Amendment, all directors, beginning with the 2017 Annual Meeting of Stockholders, will stand for election to a term expiring at the next annual meeting of stockholders or until their respective successors are duly elected and qualified. Messrs. Laidlaw and Bennett’s (as Class III directors) terms are set to expire at the Annual Meeting and Messrs. DiSalvo, Stainrod, and Sood have agreed to resign from the Board, effective as of the date of the Annual Meeting (i.e., July 14, 2017).

In this regard, five directors (none of whom shall continue to serve as Class I, Class II, or Class III directors) are to be elected at the Annual Meeting. All of the directors elected at the Annual Meeting will serve until the 2018 Annual Meeting of Stockholders, and until their successors are duly elected and qualified, or until their earlier death, resignation or removal.

The Board has recommended as nominees for election as directors, to serve until the 2018 Annual Meeting, the persons named below. All of the nominees are currently directors of the Company and Messrs. Laidlaw and Bennett’s terms are expiring at the Annual Meeting and Messrs. DiSalvo, Stainrod, and Sood have agreed to resign from the Board, effective as of the date of the Annual Meeting. Upon the past due Form 10-Q’s and the past due Form 10-K being filed, the Board and the Nominating and Corporate Governance Committee intend to review the number of directors serving upon the Board and consider the experiences and strengths desirable for directors serving on the Board. The proxies cannot be voted for more than five directors at the Annual Meeting.

Each of the nominees has indicated his willingness to serve as a director if elected and has consented to be named as a nominee. None of the nominees are being nominated to serve as a director pursuant to any agreement or understanding between them and the Company.

A stockholder can vote for or withhold his or her vote for each of the nominees. In the absence of instructions to the contrary, the persons named as proxies will vote such proxy FOR the election of the nominees named in this proxy statement. If any of the nominees should decline or be unable to serve as a director, it is intended that the proxy will be voted for the election of such person as is nominated by the Board as a replacement. The Board has no reason to believe that any of the nominees will be unable or unwilling to serve.

Information about Director Nominees

As described below under “Committees of the board of directors — Nominating and Corporate Governance Committee,” the Board has identified certain desired attributes for director nominees, which criteria was evaluated by the Nominating and Corporate Governance Committee as a part of the nomination process for the upcoming Annual Meeting. Each of the director nominees has demonstrated high character and integrity, superior credentials and recognition in his respective field and the relevant expertise and experience upon which to be able to offer advice and guidance to our management. Each of our director nominees also has sufficient time available to devote to the affairs of the Company, is able to work with the other members of the Board and contribute to the success of the Company and can represent the long-term interests of the Company’s stockholders as a whole. Our director nominees have been selected such that the Board represent a range of backgrounds and experience.

Certain information, as of the Record Date, with respect to the director nominees, is set forth below, including their names, ages, a brief description of their business experience during the past five years, including present occupations and employment, directorships that each person holds and has held in the past five years, the year in which each person became a director of the Company, and a discussion of their particular experience, qualifications, attributes or skills that lead us to conclude, as of the Record Date, that such individual should serve as a director of the Company, in light of the Company’s business and structure.

The business address of the nominees for directors listed below is 700 Alexander Park, Suite 103, Princeton, New Jersey 08540.

Nominees for Directors

Mr. DiSalvo is an “interested person” of the Company as defined in the 1940 Act and NASDAQ Rules due to his controlling interest in Sema4, Inc., which is the general partner of Capital Point Partners, LP and Capital Point Partners II, LP. Mr. Sood is an “interested person” of the Company as defined in the 1940 Act and NASDAQ Rules due to his position as the Company’s Chief Executive Officer and his interests in Princeton Advisory Group, the investment advisor of the Company. Each of Messrs. Stainrod, Laidlaw and Bennett is not an “interested person” of the Company as defined in the 1940 Act and the NASDAQ Rules.

Interested Directors

Mark DiSalvo, 62, who was elected to the Board of Directors of the Company’s Board on June 9, 2016, is the President and CEO of Sema4, Inc., a leading global professional services provider of private equity funds-under-management. He has been a senior executive and entrepreneur at international companies such as Euromoney Institutional Investor and Fairfield Whitney, and was founder of Hall, Berwick and DiSalvo where he provided funding and management advisory services to zero and first stage entities prior to founding Sema4. He has extensive experience in private equity, entrepreneurial management, and emerging market strategy, particularly as to underserved markets and economic development. A frequent speaker at worldwide industry conferences, he is a charter member of the Inner City Economic Forum. Mr. DiSalvo was educated at the University of Massachusetts with degrees in Political Studies and Economics and has earned the professional designations CPC and CTA. He is a long-time lecturer at the Johnson School of Business at Cornell University and the Kellogg School of Business at Northwestern University in their full-time MBA programs where he contributes case studies in private equity, emerging market economics and cross-border M&A. We believe Mr. DiSalvo’s broad experience with private equity funds and early stage growth companies makes him a well-qualified nominee for re-election to our Board.

Munish Sood, CFA 44, serves as our Chief Executive Officer. He was elected to the Company’s Board on March 13, 2015. He is a former partner of Princeton Investment Advisors, our former investment adviser, and founder and Chief Investment Officer of Princeton Advisory Group, Inc. (“PAG”), our current investment advisor, which was founded in 2002 to provide investment management services to Institutional and Family Office clients across multiple credit investment strategies.  Mr. Sood is responsible for sourcing, analyzing, structuring, and closing new investment opportunities as well as managing the Company’s portfolio investments.  Mr. Sood is the Chief Investment Officer & Senior Portfolio Manager for PAG’s funds and managed accounts and is the chairman of PAG’s Investment Committee overseeing all investment strategies and products. PAG currently manages in excess of $500 million USD. Prior to forming PAG, Mr. Sood co-founded BoTree Investments, LLC, in 2001 where he was the Chief Investment Officer. Mr. Sood was responsible for managing and investing in structured product and overseeing all investment activity in Botree Asset Management, LLC. Prior to Botree, Mr. Sood was the Senior Portfolio Manager at Global Value Investors, Inc. from January 1999 to April 2001. Prior to Global Investors, Inc., Mr. Sood was a Senior Analyst/Trader at Penn Capital Management, Inc. From 1996 to 1998 he was an associate at Bankers Trust focusing on fixed income arbitrage. Mr. Sood received a Bachelor of Science in Finance & Accounting from Rider University. He holds a Chartered Financial Analyst designation and is a member of the CFA Institute. Mr. Sood was a founder of First Choice Bank in Lawrenceville, NJ and served as Chairman of the Board from 2007 until December of 2016 when the bank was sold. Mr. Sood’s considerable experience in the investment management industry as well as his knowledge of and experience with our portfolio and investment strategy make him well qualified to serve on our Board.

Independent Directors

Darren Stainrod, 52, serves as the Chairman of the Company’s Board and was appointed to the Company’s Board on January 18, 2016. Mr. Stainrod is a Principal of Marbury Fund Services (Cayman) Limited (“Marbury”), a fiduciary services company focused on the alternative investment industry and licensed by the Cayman Islands Monetary Authority. He is registered as a director with the Authority pursuant to the Directors Licensing and Registration Law, 2014. Prior to joining Marbury, Mr. Stainrod was a Principal at HighWater Limited in Cayman for almost 3 years where he provided professional director services to hedge funds, fund of funds and private equity vehicles. Before becoming a professional director in May 2013, Mr. Stainrod spent 17 years at UBS where he was a Managing Director and the Global Head of UBS Alternative Fund Services. At UBS he had responsibility for the overall management and development of the global hedge fund administration business in seven countries with more than 300 staff servicing alternative investment funds with over $200 billion in assets under administration. Mr. Stainrod has over 27 years of experience in the investment fund industry, including 23 years offshore. Before joining UBS, he worked for three years with Coopers & Lybrand in Cayman and four years with Deloitte in the UK. Mr. Stainrod holds a BA (Hons) in Politics from the University of Reading in the UK. He is a member of the Institute of Chartered Accountants in England and Wales and the Cayman Islands Society of Professional Accountants. He is a past Chairman of the Cayman Islands Fund Administrators Association and is the current Treasurer of AIMA Cayman Chapter. Mr. Stainrod brings to the Board extensive experience as a director of hedge funds, fund of funds and private equity funds as well as considerable experience in the investment fund industry, all of which provide our Board with valuable insight and supports Mr. Stainrod’s re-election to our Board. Mr. Stainrod serves as chairman of the Company’s Nominating and Corporate Governance Committee and he is a member of the Company’s Audit Committee and the Company’s Valuation Committee.

Martin Laidlaw, 60, who was elected by the Board (to fill a vacancy) on January 18, 2016, is a Director of Premier Fiduciary Services (Cayman) Ltd. and a former Managing Director of JP Fund Administration (Cayman) Ltd. (“JPFA”) and has over 25 years of experience in the offshore financial industry. Mr. Laidlaw has an extensive range of experience with all forms of investment fund products and has held numerous directorship positions for a wide variety of offshore fund vehicles. From 1989 to 2009 Mr. Laidlaw was employed with CIBC Bank and Trust Company (Cayman) Limited. He was appointed Director and Head of Fund Services and was responsible for leading the fund services team and developing new business and client relationships. Prior to his years at CIBC, he was employed with KPMG, Cayman Islands where he led various financial services audits. He was a founding member, Director and Treasurer of the Cayman Islands Fund Administrators Association. Martin graduated from Edinburgh University in Scotland with a Bachelor of Commerce Degree. He was admitted as a Member of the Institute of Chartered Accountants of Scotland in February, 1984 and continues to maintain his qualification. He is a Cayman Islands Monetary Authority Registered Director and is a member of The Alternative Investment Management Association (AIMA). Mr. Laidlaw’s extensive experience in the financial industry, including his financial and accounting background, and his experience as a director of various offshore fund vehicles makes him well qualified to serve on our Board. Mr. Laidlaw serves as chairman of the Company’s Audit Committee and he is a member of the Company’s Nominating and Corporate Governance Committee and the Company’s Valuation Committee.

Greg Bennett, 44, who was elected to the Board of Directors of the Company’s Board on June 9, 2016, is the co-founder of Danesmead Partners. Mr. Bennett has more than twenty years of experience in financial services having started his professional career with Coopers & Lybrand in Canada in 1996.  In 2000 Mr. Bennett joined UBS Fund Services in Cayman as an Associate Director where he was responsible for NAV calculation, portfolio pricing and investor servicing for a large single manager fund group.  In 2004 Mr. Bennett joined Butterfield Fund Services (Cayman) Limited as head of client relationship management and he became a Director of that firm in 2005. In 2008 he was promoted to Managing Director where he had responsibility for all aspects of the business, including managing over 75 staff responsible for providing full fund administration services to a wide range of hedge fund clients with in excess of $30 billion in assets under management. In 2010 Mr. Bennett established the Cayman office of HedgeServ and held the position of Managing Director. From 2011 through 2014, prior to co-founding Danesmead Partners, Mr. Bennett was a Director of The Harbour Trust Co. Ltd., where he provided fiduciary services to their clients, including serving as an independent hedge fund director.  Mr. Bennett graduated with a Bachelor of Commerce from the University of Alberta in Canada in 1995. He is a Chartered Accountant (Canada), a Certified Public Accountant (US), and a CFA Charterholder. Mr. Bennett is also a Director of Hedge Funds Care Cayman, past Deputy Chairman of the Cayman Islands Fund Administrators Association, past Treasurer of AIMA Cayman and a past President of the CFA Society of the Cayman Islands.  Mr. Bennett’s considerable experience in the financial services industry and as a director of various hedge funds and his accounting background make him well qualified to serve on our Board. Mr. Bennett serves as chairman of the Company’s Valuation Committee and he is a member of the Company’s Nominating and Corporate Governance Committee and the Company’s Audit Committee.

THE BOARD OF DIRECTORS RECOMMENDS THAT STOCKHOLDERS VOTE “FOR” THE ELECTION OF EACH OF THE NOMINEES NAMED IN THIS PROXY STATEMENT.

Information about Director Nominees and Executive Officers

Board of Directors

The Board considered whether each of the director nominees is qualified to serve as a director, based on a review of the experience, qualifications, attributes and skills of each nominee, including those described above. The Board will also consider whether each director nominee has significant experience in the investment or financial services industries and has held management, board or oversight positions in other companies and organizations. For the purposes of this presentation, our directors and director nominees have been divided into two groups — independent directors and director nominees and interested directors and director nominees. Interested directors and director nominees are “interested persons” as defined in the 1940 Act and NASDAQ Rules.

Name	Age	Position	Director Since	Term Expires[2]
Interested Directors Director Nominees
Mark S. DiSalvo	62	Current Director and Director Nominee	2016	2018
Munish Sood	44	Chief Executive Officer, President, Current Director and Director Nominee	2015	2018

Independent Director Nominees
Martin Laidlaw	60	Current Director and Director Nominee	2016	2018
Greg Bennett	44	Current Director and Director Nominee	2016	2018
Darren Stainrod	52	Current Director and Director Nominee	2016	2018

The address for each of our directors is c/o Princeton Capital Corporation, 700 Alexander Park, Suite 103, Princeton, New Jersey 08540.

Executive Officers Who Are Not Directors

Information regarding our executive officers who are not directors is as follows (such information includes each officer’s business experience during the past five years):

Name	Age	Position
Gregory J. Cannella	42	Chief Financial Officer, Secretary, and Treasurer
Joy Sheehan	50	Chief Compliance Officer

The address for each of our executive officers is c/o Princeton Capital Corporation, 700 Alexander Park, Suite 103, Princeton, New Jersey 08540.

Gregory J. Cannella, 42, has served as our Chief Financial Officer, Treasurer and Secretary since March 13, 2015. Mr. Cannella, pursuant to the terms of the Settlement Agreement, resigned as Chief Financial Officer, Treasurer and Secretary of the Company at the 2016 Annual Meeting and was subsequently re-elected the following day. Mr. Cannella is responsible for financial reporting, investor communications, financial modeling and due diligence and analysis of acquisitions and dispositions. Prior to this, Mr. Cannella was the Chief Financial Officer of Capital Point Partners, a private equity group that focused on mezzanine lending to small and middle market private companies, where he was responsible for financial reporting, investor communications, financial modeling and due diligence and analysis of acquisitions and dispositions. Prior to working at Capital Point Partners, Mr. Cannella was an Asset Manager at First Commonwealth Holdings Corp., a wealth management firm in Houston, Texas where he was responsible for managing various commercial and multi-family residential real estate investment funds as well as oversight of accounting functions and reporting for the funds. Mr. Cannella received a B.B.A. in Management from Stephen F. Austin State University and an M.B.A. with honors in Accounting and Finance from the University of Houston. He is a Certified Public Accountant in the State of Texas.

Joy Sheehan, 50, has served as our Chief Compliance Officer since March 13, 2015. Ms. Sheehan is also Vice President and Chief Compliance Officer at Princeton Advisory Group. As the firm’s Chief Compliance Officer, she heads the compliance and legal function across the firm’s hedge fund, structured product and credit business. Ms. Sheehan’s responsibilities also include oversight of the Operations department. Prior to joining Princeton Investment Advisors, our former investment advisor, in August 2003, Ms. Sheehan was a senior associate at Penn Capital Management, an investment advisory firm that managed CBOs and high yield bonds. With over twenty years’ experience in the investment industry, Ms. Sheehan holds the Investment Adviser Certified Compliance Professional designation and has worked within the back office, mid and front office as well as compliance and client service departments.

2 As set forth above, Messrs. DiSalvo, Sood, and Stainrod have agreed to resign effective as of the Annual Meeting date and Messrs. Laidlaw and Bennett’s current terms are set to expire at the Annual Meeting, so that each of the five directors terms, if re-elected, will expire at the Annual Meeting of Stockholders to be held in 2018.

Board of Directors and Its Leadership Structure

Our business and affairs are managed under the direction of our Board. The Board consists of five directors, three of whom are not “interested persons” of the Company, or its affiliates as defined in Section 2(a)(19) of the 1940 Act and NASDAQ Rules. We refer to these individuals as our “independent directors.” The Board elects our officers, who serve at the discretion of the Board. The responsibilities of the Board include quarterly valuation of our assets, corporate governance activities, oversight of our financing arrangements and oversight of our investment activities.

Oversight of our investment activities extends to oversight of the risk management processes employed by Princeton Advisory Group as part of its day-to-day management of our investment activities. The Board anticipates reviewing risk management processes at both regular and special board meetings throughout the year, consulting with appropriate representatives of Princeton Advisory Group, as necessary and periodically requesting the production of risk management reports or presentations. The goal of the Board’s risk oversight function is to ensure that the risks associated with our investment activities are accurately identified, thoroughly investigated and responsibly addressed. Stockholders should note, however, that the Board’s oversight function cannot eliminate all risks or ensure that particular events do not adversely affect the value of investments.

The Board has established an audit committee, a nominating and corporate governance committee, and a valuation committee and may establish additional committees from time to time as necessary. The scope of the responsibilities assigned to each of these committees is discussed in greater detail below. Mr. Sood is the sole owner of Princeton Advisory Group, the investment advisor of the Company. Mr. Sood is an “interested person” of the Company as defined in Section 2(a)(19) of the 1940 Act and NASDAQ Rules. Similarly, Mr. DiSalvo is an “interested person” of the Company as defined in Section 2(a)(19) of the 1940 Act and NASDAQ Rules due to his ownership of Sema4, Inc., the general partner of Capital Point Partners, LP and Capital Point Partners II, LP, which own approximately 87% and 9% of the outstanding common stock of the Company respectively.

Mr. Stainrod serves as the Company’s Chairman of the Board. In addition to having an independent director serve as the Company’s Chairman of the Board, our corporate governance practices are intended to provide additional risk management for our Company. These governance practices include regular meetings of the independent directors in executive session without the presence of interested directors and management, the establishment of an audit committee and a nominating and corporate governance committee, each of which is comprised solely of independent directors, and the appointment of a Chief Compliance Officer, with whom the independent directors meet without the presence of interested directors and other members of management, for administering our compliance policies and procedures. The Chairman or his designee will preside over the executive sessions of our independent directors.

The Board believes that its leadership structure is appropriate in light of our characteristics and circumstances because the structure allocates areas of responsibility among the individual directors and the committees in a manner that affords effective oversight. Specifically, the Board believes that the relationship of Mr. Sood provides an effective bridge between the Board, the Company’s investment advisor and management, and encourages an open dialogue between management and our Board, ensuring that these groups act with a common purpose. The Board also believes that its small size creates a highly efficient governance structure that provides ample opportunity for direct communication and interaction between our management, the Company’s investment advisor and the Board.

Board Meetings

Our Board met 15 times during 2016. Each director attended at least 93% of the total number of meetings of the Board and committees on which the director served that were held while the director was a member. The Board’s standing committees are set forth below. We require each director to make a diligent effort to attend all Board and committee meetings, as well as each Annual Meeting of Stockholders. All of the board members attended, in person or via teleconference, the Company’s 2016 Annual Meeting of Stockholders.

Audit Committee

The members of the audit committee are Messrs. Laidlaw, Stainrod, and Bennett each of whom meets the independence standards established by the SEC and the NASDAQ (the “NASDAQ”) for audit committees and is independent for purposes of the 1940 Act. Mr. Laidlaw serves as chairman of the audit committee. Our Board has determined that Mr. Laidlaw is an “audit committee financial expert” as that term is defined under Item 407 of Regulation S-K of the Securities Exchange Act of 1934, as amended. The Board has adopted a charter of the audit committee, which is available in print to any stockholder who requests it and it is also available on the Company’s website at www.princetoncapitalcorp.com. The audit committee met 5 times during 2016. Each member attended 100% of the audit committee meetings that were held while the director was a member of the audit committee.

The audit committee is responsible for approving our independent accountants, reviewing with our independent accountants the plans and results of the audit engagement, approving professional services provided by our independent accountants, reviewing the independence of our independent accountants and reviewing the adequacy of our internal accounting controls. The audit committee is also responsible for aiding our Board in fair value pricing debt and equity securities that are not publicly traded or for which current market values are not readily available. The Board and audit committee utilizes the services of an independent valuation firm to help them determine the fair value of these securities.

Nominating and Corporate Governance Committee

The members of the nominating and corporate governance committee are Messrs. Stainrod, Laidlaw, and Bennett, each of whom is independent for purposes of the 1940 Act and the NASDAQ corporate governance regulations. Mr. Stainrod serves as chairman of the nominating and corporate governance committee. The nominating and corporate governance committee is responsible for selecting, researching and nominating directors for election by our stockholders, selecting nominees to fill vacancies on the Board or a committee of the Board, developing and recommending to the Board a set of corporate governance principles and overseeing the evaluation of the Board and our management. The Board has adopted a charter of the nominating and corporate governance committee, which is available in print to any stockholder who requests it and it is also available on the Company’s website at www.princetoncapitalcorp.com. The nominating and corporate governance committee did not meet during 2016.

The nominating and corporate governance committee will consider nominees to the Board recommended by a stockholder if such stockholder complies with the advance notice provisions of our bylaws. Our bylaws provide that a stockholder who wishes to nominate a person for election as a director at a meeting of stockholders must deliver written notice to our corporate secretary. This notice must contain, as to each nominee, all of the information relating to such person as would be required to be disclosed in a proxy statement meeting the requirements of Regulation 14A under the Securities Exchange Act of 1934, as amended, and certain other information set forth in the bylaws. In order to be eligible to be a nominee for election as a director by a stockholder, such potential nominee must deliver to our corporate secretary a written questionnaire providing the requested information about the background and qualifications of such person, and would be in compliance with all of our publicly disclosed corporate governance, conflict of interest, confidentiality and stock ownership and trading policies and guidelines.

The nominating and corporate governance committee has not adopted a formal policy with regard to the consideration of diversity in identifying individuals for election as members of the Board, but the committee will consider such factors as it may deem are in our best interests and those of our stockholders. Those factors may include a person’s differences of viewpoint, professional experience, education and skills, as well as his or her race, gender and national origin. In addition, as part of the board’s annual self-assessment, the members of the nominating and corporate governance committee will evaluate the membership of the Board and whether the board maintains satisfactory policies regarding membership selection.

Valuation Committee

The members of the valuation committee are Messrs. Laidlaw, Bennett and Stainrod. Mr. Bennett serves as chairman of the valuation committee. The valuation committee is responsible for establishing guidelines and making recommendations to the Board on matters relating to the valuation of our investments. The valuation committee met 4 times during 2016. Each member attended 100% of the valuation committee meetings that were held while the director was a member of the valuation committee.

Compensation Committee

We do not have a compensation committee or a committee performing similar functions because our executive officers do not receive any compensation from the Company. All decisions concerning compensation of Princeton Advisory Group are made by the Board. The Company has chosen not to establish a separately designated compensation committee because the executive officers of the Corporation do not receive direct compensation from the Company. Executive officers of the Company are employees of, and are compensated by, Princeton Advisory Group. Compensation payable by the Company to the Advisor is required to be approved by a majority of the Company’s independent directors pursuant to Section 15(c) of the 1940 Act. Since the Audit Committee consists of a majority of the independent directors of the Company, the Company has allocated responsibility to consider the compensation paid to the Advisor to the Audit Committee.

The Nominating and Corporate Governance Committee will review the form and amount of independent director compensation at least annually and make any changes, as it deems appropriate.

Compensation of Directors

For the year ended December 31, 2015, $83,443 in director’s fees for the independent directors were accrued, of which $75,929 has been paid, with $39,429 paid in 2015 and $36,500 paid in 2016. $7,513 remains unpaid to Martin Tuchman, a former independent director of the Company, for service as a director during 2015. Additionally, for the year ended December 31, 2015, $3,600 in director’s fees were accrued and paid to the independent directors of Regal One.

For the year ended December 31, 2016, $184,871 in director’s fees for the independent directors were accrued, of which $46,385 has been paid, with $0 paid in 2016 and $46,385 paid in 2017. As of June 27, 2017, $138,486 remains unpaid to the independent directors of the Company, for service as directors during 2016.

For the year ending December 31, 2017, the independent directors will receive an annual fee of $30,000, paid in advance. They will also receive $1,500 plus reimbursement of reasonable out-of-pocket expenses incurred in connection with attending in person or telephonically each regular board of directors meeting and each special telephonic meeting. They will also receive $1,500 plus reimbursement of reasonable out-of-pocket expenses incurred in connection with each committee meeting attended in person and each telephonic committee meeting. The chairmen of the audit committee, the valuation committee and the nominating and corporate governance committee will receive an annual fee of $3,500, respectively, paid in advance. On March 13 2017, the independent directors agreed to cap director’s fees at $50,000 per independent director annually. We have obtained directors’ and officers’ liability insurance on behalf of our directors and officers. No compensation is paid to directors who are “interested persons.”

Corporate Governance

Corporate Governance Documents

Our Corporate Governance Guidelines, Code of Business Conduct, Ethics and Statement on Prohibition of Insider Trading and the charters of the Audit Committee, Nominating and Corporate Governance Committee and Valuation Committee are available at www.princetoncapitalcorp.com at the and are also available to any stockholder who requests them by writing to our Secretary, Gregory J. Cannella, at Princeton Capital Corporation, 700 Alexander Park, Suite 103, Princeton, New Jersey 08540.

Director Independence

In accordance with rules of the NASDAQ, the Board annually determines the independence of each director. No director is considered independent unless the Board has determined that he or she has no material relationship with the Company. The Company monitors the status of its directors and officers through the activities of the Company’s nominating and corporate governance committee and through a questionnaire to be completed by each director no less frequently than annually, with updates periodically if information provided in the most recent questionnaire has changed.

In order to evaluate the materiality of any such relationship, the Board uses the definition of director independence set forth in the rules promulgated by the NASDAQ Stock Market. Rule 5605(a)(2) provides that a director of a business development company (“BDC”) shall be considered to be independent if he or she is not an “interested person” of the Company, as defined in Section 2(a)(19) of the 1940 Act. Section 2(a)(19) of the 1940 Act defines an “interested person” to include, among other things, any person who has, or within the last two years had, a material business or professional relationship with the Company.

The Board has determined that each of the directors is independent and has no relationship with the Company, except as a director and stockholder of the Company, with the exception of Messrs. Sood and DiSalvo. Mr. Sood is an interested person of the Company due to his interests in Princeton Advisory Group, our investment advisor, and his position as Chief Executive Officer of the Company. Mr. DiSalvo is an interested person of the Company due to his interests in Sema4, Inc., the general partner of Capital Point Partners, LP and Capital Point Partners II, LP, which own approximately 87% and 9% of our common stock, respectively.

Communication with the Board

We believe that communications between our Board, our stockholders and other interested parties are an important part of our corporate governance process. Stockholders with questions about the Company are encouraged to contact our Secretary, Gregory J. Cannella, at (609) 514-9200. However, if stockholders believe that their questions have not been addressed, they may communicate with the Company’s Board by sending their communications to Princeton Capital Corporation, 700 Alexander Park, Suite 103, Princeton, New Jersey 08540, Attn.: Board of Directors. All stockholder communications received in this manner will be delivered to one or more members of the Board.

All communications involving accounting, internal accounting controls and auditing matters, possible violations of, or non-compliance with, applicable legal and regulatory requirements or policies, or retaliatory acts against anyone who makes such a complaint or assists in the investigation of such a complaint, will be referred to our audit committee.

The acceptance and forwarding of a communication to any director does not imply that the director owes or assumes any fiduciary duty to the person submitting the communication, all such duties being only as prescribed by applicable law.

Code of Business Conduct and Ethics and Statement on the Prohibition of Insider Trading

Our Code of Business Conduct and Ethics and Statement on the Prohibition of Insider Trading (the “Code of Ethics”), which is signed by directors and executive officers of the Company, requires that directors and executive officers avoid any conflict, or the appearance of a conflict, between an individual’s personal interests and the interests of the Company. Pursuant to the Code of Ethics which is available on our website under the “Corporate Governance” link under the “Princeton Capital Corporation” link at www.princetoncapitalcorp.com, each director and executive officer must disclose any conflicts of interest, or actions or relationships that might give rise to a conflict, to the audit committee. Certain actions or relationships that might give rise to a conflict of interest are reviewed and approved by the Board. The Code of Ethics also contains our policies and procedures relating to insider trading and material non-public information.

Compensation of Executive Officers

None of our officers received direct compensation from the Company. Mr. Sood, through his financial interest in Princeton Advisory Group is entitled to receive and has received a portion of investment advisory fees paid by the Company to Princeton Advisory Group under the investment advisory agreement with the Company. Our other executive officers will be paid by Princeton Advisory Group, subject to reimbursement by us of our allocable portion of such compensation for services rendered by such persons to the Company under the Investment Advisory Agreement. To the extent that Princeton Advisory Group outsources any of its functions, we will reimburse Princeton Advisory Group for the fees associated with such functions without profit or benefit to Princeton Advisory Group.

Indemnification Agreements

We have entered into indemnification agreements with our directors. The indemnification agreements are intended to provide our directors the maximum indemnification permitted under Maryland law and the 1940 Act. Each indemnification agreement provides that the Company shall indemnify the director who is a party of the agreement (an “Indemnitee”), including the advancement of legal expenses, if, by reason of his or her corporate status, the Indemnitee is, or is threatened to be, made a party to or a witness in any threatened, pending, or completed proceeding, to the maximum extent permitted by Maryland law and the 1940 Act.

Certain Relationships and Transactions

We have procedures in place for the review, approval and monitoring of transactions involving us and certain persons related to us. As a business development company, the 1940 Act restricts us from participating in transactions with any persons affiliated with us, including our officers, directors, and employees and any person controlling or under common control with us or our affiliates, subject to certain exceptions. In the ordinary course of business, we may enter into transactions with portfolio companies that may be considered related party transactions. We have implemented certain procedures, both written and unwritten, to ensure that we do not engage in any prohibited transactions with any persons affiliated with us. If such affiliations are found to exist, we will seek Board and/or committee review and approval or exemptive relief for such transactions, as appropriate. In accordance with NASDAQ Rule 5630, an independent body of the Board shall be responsible for conducting an appropriate review and oversight of all related party transactions. The Board has delegated this responsibility to the Audit Committee.

We have entered into our Investment Advisory Agreement with Princeton Advisory Group (the “Investment Advisory Agreement”). The Investment Advisory Agreement also provides for, subject to approval by the Board of Directors, reimbursement for the portion of any compensation expense and the costs of any salaries of any such employees to the extent attributable to services performed by such employees for the Company (“Administration Expenses”) that were previously reimbursable under the administration agreement with PCC Administrator, LLC. At a Special Meeting of the Board held on June 27, 2017, the Board, including a majority of the independent directors of the Board, voted to renew the Investment Advisory Agreement (which had been approved by the stockholders at the 2016 Annual Meeting) for another one year term, pursuant to the requirements of Section 9(c) of the Investment Advisory Agreement and Section 15(c) of the 1940 Act. The value of the current Investment Advisory Agreement is determined based on a management fee. The amount of management fees accrued for Princeton Advisory Group for the fiscal year ended December 31, 2016 under the Investment Advisory Agreement was $300,879. The amount of administration expenses accrued for Princeton Advisory Group for the fiscal year ended December 31, 2016 under the Investment Advisory Agreement was $93,581. Mr. Sood, our Chief Executive Officer and President, is a member of our Board and also owns all of the interests in Princeton Advisory Group.

We terminated our investment advisory agreement with Princeton Advisors, effective June 9, 2016, the date of the 2016 Annual Meeting where the Investment Advisory Agreement was approved by our stockholders. Mr. Jackson, a former director of the Company, had a controlling interest in Princeton Advisors. Mr. Sood also held an interest in Princeton Advisors. The amount of management fees accrued for Princeton Advisors for the fiscal year ended December 31, 2016 under the terminated investment advisory agreement with Princeton Advisors was $384,456.

Mr. DiSalvo owns all of the interests in Sema4, Inc., the general partner of Capital Point Partners, LP and Capital Point Partners II, LP, which own approximately 87% and 9% of our common stock, respectively.

Greg Cannella served as the Chief Financial Officer of Rockfish Seafood Grill, Inc., one of the Company’s portfolio companies (“RSG”) until September 24, 2015. He also had a stock option agreement with RSG, granted on January 28, 2013, with the right to earn up to 103.8961 shares or approximately 8% of RSG. This stock option agreement was canceled on May 12, 2015 with no consideration coming from RSG or the Company.

In May 2015, RSG created a wholly owned subsidiary, Southwest Hospitality Group, LLC (“SHG”), for the purpose of entering into franchise agreement with a new restaurant group. In July 2015, SHG was transferred to Sivco, Inc. and then signed a franchise agreement with this new restaurant group. Sivco, Inc. is majority owned and controlled by Alfred Jackson, a past Director of the Company and minority-owned by Munish Sood, a Director of the Company.

On March 13, 2015 the Company entered into an administration agreement with PCC Administrator, LLC (“PCC Administrator”), a wholly owned subsidiary of Princeton Advisors. The administration agreement provided that PCC Administrator furnished us with office facilities and equipment and provide us with clerical, bookkeeping, recordkeeping and other administrative services at such facilities. Under the administration agreement, PCC Administrator performed, or oversaw the performance of, our required administrative services, which included being responsible for the financial and other records that we are required to maintain and preparing reports to our stockholders and reports and other materials filed with the SEC. In addition, PCC Administrator assisted us in determining and publishing our net asset value, oversaw the preparation and filing of our tax returns and the printing and dissemination of reports and other materials to our stockholders, and generally oversaw the payment of our expenses and the performance of administrative and professional services rendered to us by others. Under the administration agreement, PCC Administrator also provided managerial assistance on our behalf to those portfolio companies that have accepted our offer to provide such assistance. Payments under the administration agreement were equal to an amount based upon our allocable portion (subject to the review of our board of directors) of PCC Administrator’s overhead in performing its obligations under the administration agreement, including rent, the fees and expenses associated with performing compliance functions and our allocable portion of the cost of our chief financial officer and chief compliance officer and their respective staffs. In addition, if requested to provide significant managerial assistance to our portfolio companies, PCC Administrator was paid an additional amount based on the services provided, which did not exceed the amount we received from such portfolio companies for providing this assistance. The administration agreement effectively terminated on June 9, 2016 with the termination of the investment advisory agreement with Princeton Advisors, as no one associated with Princeton Advisors or PCC Administrator provided services after such date.

Payments under the administration agreement were to be equal to an amount based upon our allocable portion (subject to the review of our board of directors) of PCC Administrator’s overhead in performing its obligations under the administration agreement, including rent, the fees and expenses associated with performing compliance functions and our allocable portion of the cost of our chief financial officer and chief compliance officer and their respective staffs. In addition, if requested to provide significant managerial assistance to our portfolio companies, PCC Administrator was to be paid an additional amount based on the services provided, which did not exceed the amount we receive from such portfolio companies for providing this assistance. The approximate dollar value of the administration agreement for 2016 was $125,562.

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Securities Exchange Act of 1934, as amended, and the disclosure requirements of Item 405 of SEC Regulation S-K require that our directors and executive officers, and any persons holding more than 10% of any class of our equity securities report their ownership of such equity securities and any subsequent changes in that ownership to the SEC and to us. Based solely on a review of the written statements and copies of such reports furnished to us by our executive officers, directors and greater than 10% beneficial owners, we believe that during fiscal year ended December 31, 2014 all Section 16(a) filing requirements applicable to the executive officers, directors and stockholders were timely satisfied, except for Messrs. Stephen E. Boynton, James Olchefski and Robert M. Terry, who were elected to the Board at the annual stockholder’s meeting on December 19, 2014, each of which failed to file a Form 3 on a timely basis. Based solely on a review of copies of such reports as filed with the SEC, we believe that during the fiscal year ended December 31, 2015 all Section 16(a) filing requirements applicable to the executive officers, directors and greater than 10% beneficial owners were timely satisfied, except for Messrs. Alfred Jackson, Thomas Jones, Jr., Trennis L. Jones, Munish Sood, Gregory J. Cannella and Ms. Joy Sheehan, each of which failed to file a Form 3 on a timely basis and each of which have since filed a Form 3.

Based solely on a review of copies of such reports as filed with the SEC, we believe that during fiscal year ended December 31, 2016 all Section 16(a) filing requirements applicable to the executive officers, directors and greater than 10% beneficial owners were timely satisfied.

PROPOSAL 2: RATIFICATION OF SELECTION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING
FIRM FOR THE YEAR ENDING DECEMBER 31, 2016

The Audit Committee and the independent directors of the board of directors have selected WithumSmith&Brown, PC (“WithumSmith”) to serve as the independent registered public accounting firm for the Company for the fiscal year ending December 31, 2016. This selection is subject to ratification by the stockholders of the Company.

WithumSmith has advised us that neither the firm nor any present member or associate of it has any material financial interest, direct or indirect, in the Company or its affiliates. It is expected that a representative of WithumSmith will be present at the Annual Meeting and will have an opportunity to make a statement if he or she chooses and will be available to answer questions.

THE BOARD OF DIRECTORS RECOMMENDS THAT STOCKHOLDERS VOTE “FOR” THE RATIFICATION OF THE SELECTION OF WITHUMSMITH AS THE COMPANY’S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE YEAR ENDING DECEMBER 31, 2016.

PROPOSAL 3: RATIFICATION OF SELECTION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING
FIRM FOR THE YEAR ENDING DECEMBER 31, 2017

The Audit Committee and the independent directors of the board of directors have selected WithumSmith&Brown, PC (“WithumSmith”) to serve as the independent registered public accounting firm for the Company for the fiscal year ending December 31, 2017. This selection is subject to ratification by the stockholders of the Company.

WithumSmith has advised us that neither the firm nor any present member or associate of it has any material financial interest, direct or indirect, in the Company or its affiliates. It is expected that a representative of WithumSmith will be present at the Annual Meeting and will have an opportunity to make a statement if he or she chooses and will be available to answer questions.

THE BOARD OF DIRECTORS RECOMMENDS THAT STOCKHOLDERS VOTE “FOR” THE RATIFICATION OF THE SELECTION OF WITHUMSMITH AS THE COMPANY’S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE YEAR ENDING DECEMBER 31, 2017.

PRINCIPAL ACCOUNTANT FEES AND SERVICES

(fiscal year ended December 31, 2015)

The following aggregate fees by Boulay PLLP (“Boulay”) and Crowe Horwath LLP (“Crowe Horwath”), the Company’s independent registered public accounting firms for the fiscal year ended December 31, 2015, were billed to the Company for work attributable to audit, tax and other services.

	Boulay - Fiscal Year Ended December 31, 2015	Crowe Horwath - Fiscal Year Ended December 31, 2015
Audit Fees	$50,435	$107,000
Audit-Related Fees	—	—
Tax Fees	$160	—
All Other Fees	—	—
Total Fees:	$50,595	$107,000

Services rendered by Boulay and Crowe Horwath in connection with fees presented above were as follows:

Audit Fees. Audit fees include fees for services that normally would be provided by the accountant in connection with statutory and regulatory filings or engagements and that generally only the independent accountant can provide. In addition to fees for the audit of our annual financial statements, the audit of the effectiveness of our internal control over financial reporting and the review of our quarterly financial statements in accordance with generally accepted auditing standards, this category contains fees for comfort letters, statutory audits, consents, and assistance with and review of documents filed with the SEC.

Audit-Related Fees. Audit related fees are assurance related services that traditionally are performed by the independent accountant, such as attest services that are not required by statute or regulation.

Tax Fees. Tax fees include professional fees for tax compliance and tax advice.

All Other Fees. Fees for other services would include fees for products and services other than the services reported above.

In the fiscal year 2015, the percentage of services designated for Audit Fees, Audit-Related Fees, Tax Fees, and All Other Fees that were approved by the audit committee were 99.99%, 0%, 0.01%, and 0%, respectively.

PRINCIPAL ACCOUNTANT FEES AND SERVICES

(fiscal year ended December 31, 2016)

The following aggregate fees by WithumSmith, the Company’s independent registered public accounting firm for the fiscal year ended December 31, 2016, were billed to the Company for work attributable to audit, tax and other services.

WithumSmith Fiscal Year Ended December 31, 2016
Audit Fees	$153,628
Audit-Related Fees	—
Tax Fees	—
All Other Fees	—
Total Fees:	$153,628

Services rendered by WithumSmith in connection with fees presented above were as follows:

Audit Fees. Audit fees include fees for services that normally would be provided by the accountant in connection with statutory and regulatory filings or engagements and that generally only the independent accountant can provide. In addition to fees for the audit of our annual financial statements, the audit of the effectiveness of our internal control over financial reporting and the review of our quarterly financial statements in accordance with generally accepted auditing standards, this category contains fees for comfort letters, statutory audits, consents, and assistance with and review of documents filed with the SEC.

Audit-Related Fees. Audit related fees are assurance related services that traditionally are performed by the independent accountant, such as attest services that are not required by statute or regulation.

Tax Fees. Tax fees include professional fees for tax compliance and tax advice.

All Other Fees. Fees for other services would include fees for products and services other than the services reported above.

In the fiscal year 2016, the percentage of services designated for Audit Fees, Audit-Related Fees, Tax Fees, and All Other Fees that were approved by the audit committee were 100%, 0%, 0%, and 0%, respectively.

Recent Change in Auditor

As disclosed on our Current Report on Form 8-K filed by the Company on June 25, 2015, the Company informed Boulay that it was being dismissed as the Company’s independent auditors for the 2015 fiscal year on June 19, 2015. On the same day, the Audit Committee appointed Crowe Horwath LLP, an independent registered public accounting firm, as the Company’s independent auditors for the 2015 fiscal year. On October 19, 2015 Crowe Horwath informed the Company that it is resigning as the Company’s independent public accounting firm effective as of October 19, 2015. Crowe Horwath did not render an opinion of the Company’s financial statements.

The reports of Boulay on the Company’s financial statements for the fiscal year ended December 31, 2015 did not contain an adverse opinion or a disclaimer of opinion, nor were they qualified or modified as to uncertainty, audit scope or accounting principles. In connection with the audits of the Company’s financial statements for the fiscal year ended December 31, 2015 and in the subsequent interim period preceding Boulay’s dismissal, there were: (i) no disagreements with Boulay on any matter of accounting principles or practices, financial statement disclosures, or auditing scope or procedures, which disagreements, if not resolved to the satisfaction of Boulay would have caused Boulay to make reference to the subject matter of the disagreements in connection with its reports, and (ii) no reportable events of the type listed in paragraphs (A) through (D) of Item 304(a)(1)(v) of Regulation S-K.

During the Company’s fiscal year ended December 31, 2015 and through the interim period preceding Boulay’s dismissal, the Company has not consulted Crowe Horwath regarding either (i) the application of accounting principles to a specific transaction, either completed or proposed, or the type of audit opinion that might be rendered with respect to the Company’s financial statements; or (ii) any matter that was the subject of a “disagreement” or “reportable event” as those terms are defined in Item 304(a)(1) of Regulation S-K; and there was neither a written report nor oral advice provided to the Company by Crowe Horwath that Crowe Horwath concluded was an important factor considered by the Company in reaching a decision as to any auditing or financial reporting issue.

On March 15, 2016, and effective the same date, the Audit Committee authorized and approved the engagement of WithumSmith, as its independent registered public accounting firm to audit the Company’s financial statements for the fiscal year ending December 31, 2015 and to perform procedures related to the financial statements included in the Company’s quarterly reports on Form 10-Q, beginning with the quarter ended March 31, 2015. During the Company’s fiscal year ended December 31, 2015 and through the interim period preceding WithumSmith’s engagement, the Company has not consulted WithumSmith regarding either (i) the application of accounting principles to a specific transaction, either completed or proposed, or the type of audit opinion that might be rendered with respect to the Company’s financial statements; or (ii) any matter that was the subject of a “disagreement” or “reportable event” as those terms are defined in Item 304(a)(1) of Regulation S-K; and there was neither a written report nor oral advice provided to the Company by WithumSmith that WithumSmith concluded was an important factor considered by the Company in reaching a decision as to any auditing or financial reporting issue.

Pre-Approval Policy

The Audit Committee has established a pre-approval policy that describes the permitted audit, audit-related, tax and other services to be provided by the Company’s independent registered public accounting firm. The policy requires that the Audit Committee pre-approve all audit and non-audit services performed by the independent auditor in order to assure that the provision of such service does not impair the auditor’s independence. In accordance with the pre-approval policy, the Audit Committee includes every year a discussion and pre-approval of such services and the expected costs of such services for the year.

Any requests for audit, audit-related, tax and other services that have not received general pre-approval at the first Audit Committee meeting of the year must be submitted to the Audit Committee for specific pre-approval, irrespective of the amount, and cannot commence until such approval has been granted. Normally, pre-approval is provided at regularly scheduled meetings of the Audit Committee. However, the Audit Committee may delegate pre-approval authority to one or more of its members. The member or members to whom such authority is delegated shall report any pre-approval decisions to the Audit Committee at its next scheduled meeting. The Audit Committee does not delegate its responsibilities to pre-approve services performed by the independent registered public accounting firm to management.

AUDIT COMMITTEE REPORT

Management is responsible for the Company’s internal controls and the financial reporting process. The independent auditors are responsible for performing an independent audit of the Company’s financial statements in accordance with auditing standards generally accepted in the United States and expressing an opinion on the conformity of those audited financial statements in accordance with accounting principles generally accepted in the United States. The Audit Committee’s responsibility is to monitor and oversee these processes. The Audit Committee is also directly responsible for the appointment, compensation and oversight of the Company’s independent registered public accounting firm.

Review with Management

The Audit Committee has reviewed the audited financial statements and met and held discussions with management regarding the audited financial statements. Management has represented to the Audit Committee that the Company’s financial statements were prepared in accordance with accounting principles generally accepted in the United States.

Review and Discussion with Independent Registered Public Accounting Firm

The Audit Committee has discussed with WithumSmith the matters required to be discussed by Statement of Auditing Standards No. 61, as amended (AICPA, Professional Standards, Vol. 1, AU section 380), as adopted by the Public Company Accounting Oversight Board in Rule 3200T. SAS No. 61, as amended, requires our independent registered public accounting firm to discuss with our Audit Committee, among other things, the following:

●	methods used to account for significant unusual transactions;

●	the effect of significant accounting policies in controversial or emerging areas for which there is a lack of authoritative guidance or consensus;

●	the process used by management in formulating particularly sensitive accounting estimates and the basis for the auditors’ conclusions regarding the reasonableness of those estimates; and

●	disagreements with management over the application of accounting principles, the basis for management’s accounting estimates and the disclosures in the consolidated financial statements.

The Audit Committee received and reviewed the written disclosures and the letter from the independent registered public accounting firm required by the applicable Public Company Accounting Oversight Board rule regarding the independent accountant’s communications with audit committees concerning independence and has discussed with the auditors the auditors’ independence. The Audit Committee has also considered the compatibility of non-audit services with the auditors’ independence.

Conclusion

Based on the Audit Committee’s discussion with management and the independent registered public accounting firm, the Audit Committee’s review of the audited financial statements, the representations of management and the report of the independent registered public accounting firm to the Audit Committee, the Audit Committee recommended that the Board include the audited financial statements in the Company’s Annual Report on Form 10-K for the year ended December 31, 2015 for filing with the SEC and will make that determination for the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2016 upon completion.

The Audit Committee

Martin Laidlaw, Chairman

Greg Bennett
Darren Stainrod

The material contained in the foregoing Audit Committee Report is not “soliciting material,” is not deemed “filed” with the SEC, and is not to be incorporated by reference into any filing of the Company under the Securities Act of 1933, as amended, or the Exchange Act, whether made before or after the date hereof and irrespective of any general incorporation language in any such filing

PROPOSAL 4: ADJOURNMENT OF THE ANNUAL MEETING

The Company’s stockholders may be asked to consider and act upon one or more adjournments of the Annual Meeting, if necessary or appropriate, to solicit additional proxies in favor of any or all of the other proposals set forth in this proxy statement.

If a quorum is not present at the Annual Meeting, the Company’s stockholders may be asked to vote on the proposal to adjourn the Annual Meeting to solicit additional proxies. If a quorum is present at the Annual Meeting, but there are not sufficient votes at the time of the Annual Meeting to approve one or more of the proposals, the Company’s stockholders may also be asked to vote on the proposal to approve the adjournment of the Annual Meeting to permit further solicitation of proxies in favor of the other proposals. However, a stockholder vote may be taken on one of the proposals in this proxy statement prior to any such adjournment if there are sufficient votes for approval on such proposal.

If the adjournment proposal is submitted for a vote at the Annual Meeting, and if the Company’s stockholders vote to approve the adjournment proposal, the meeting will be adjourned to enable the Board to solicit additional proxies in favor of one or more proposals. If the adjournment proposal is approved, and the Annual Meeting is adjourned, the Board will use the additional time to solicit additional proxies in favor of any of the proposals to be presented at the Annual Meeting, including the solicitation of proxies from stockholders that have previously voted against the relevant proposal.

The Board believes that, if the number of shares of the Company’s common stock voting in favor of any of the proposals presented at the Annual Meeting is insufficient to approve a proposal, it is in the best interests of the Company’s stockholders to enable the Board, for a limited period of time, to continue to seek to obtain a sufficient number of additional votes in favor of the proposal. Any signed proxies received by the Company in which no voting instructions are provided on such matter will be voted in favor of an adjournment in these circumstances. The time and place of the adjourned meeting will be announced at the time the adjournment is taken. Any adjournment of the Annual Meeting for the purpose of soliciting additional proxies will allow the Company’s stockholders who have already sent in their proxies to revoke them at any time prior to their use at the Annual Meeting adjourned or postponed.

THE BOARD OF DIRECTORS RECOMMENDS THE STOCKHOLDERS VOTE “FOR” THE ADJOURNMENT OF THE ANNUAL MEETING, IF NECESSARY OR APPROPRIATE, TO SOLICIT ADDITIONAL PROXIES.

OTHER BUSINESS

The Board knows of no other business that may properly be presented for action at the Annual Meeting. If any matters do come before the Annual Meeting on which action can properly be taken, the persons named as proxies will vote in their discretion on any such matter. The submission of a proposal does not guarantee its inclusion in the Company’s proxy statement or presentation at the Annual Meeting unless certain securities law requirements are met.

SUBMISSION OF STOCKHOLDER PROPOSALS

A stockholder who intends to present a proposal at the Annual Meeting of Stockholders pursuant to the SEC’s Rule 14a-8 must submit the proposal in writing to the Company at its address in Princeton, New Jersey. Any such proposal must be received at least 120 days before the anniversary of the mailing of the prior year’s proxy material, unless the date of our Annual Meeting of Stockholders is changed by more than 30 days or the Annual Meeting was not held, in which case, the proposal must be received a reasonable time before we begin to print and mail our proxy materials. The submission of a proposal does not guarantee its inclusion in the Company’s proxy statement or presentation at the meeting.

Stockholder proposals or director nominations to be presented at the Annual Meeting of Stockholders, other than stockholder proposals submitted pursuant to the SEC’s Rule 14a-8, must be delivered to, or mailed and received at, the principal executive offices of the Company, containing the information and other materials required by the Company’s bylaws, not more than 150 days in advance of July 14, 2017 (the date of the Company’s Annual Meeting) and not later than the close of business on Thursday, March 16, 2017. Proposals and nominations must also comply with the other requirements contained in Section 11(a) of the Company’s Bylaws, including, but not limited to, in respect to any Proposed Nominee, all information required to be disclosed regarding such Nominee, information setting forth whether such Nominee is an “interested person,” the securities owned (beneficially and of record) by the stockholder providing notice, such Proposed Nominee, and any Stockholder Associated Person, other information, and a certificate and a questionnaire executed by the Proposed Nominee. No such proposals were received by the Company for the Annual Meeting.

Proxies solicited by the Company will confer discretionary voting authority with respect to any Stockholder proposals, subject to SEC rules governing the exercise of this authority.

PRIVACY PRINCIPLES

We are committed to maintaining the privacy of our stockholders and to safeguarding their nonpublic personal information. The following information is provided to help you understand what personal information we collect, how we protect that information and why, in certain cases, we may share information with select other parties.

Generally, we do not receive any nonpublic personal information relating to our stockholders, although certain nonpublic personal information of our stockholders may become available to us. We do not disclose any nonpublic personal information about our stockholders or former stockholders to anyone, except as permitted by law or as is necessary in order to service stockholder accounts (for example, to a transfer agent or third-party administrator).

We restrict access to nonpublic personal information about our stockholders to employees of Princeton Advisory Group and its affiliates with a legitimate business need for the information. We intend to maintain physical, electronic and procedural safeguards designed to protect the nonpublic personal information of our stockholders.

By Order of the Board

Gregory J. Cannella
Chief Financial Officer, Secretary and Treasurer
Princeton, New Jersey
June 29, 2017

EXHIBIT A

Proxy Card

ANNUAL MEETING OF STOCKHOLDERS OF

PRINCETON CAPITAL CORPORATION

July 14, 2017

PROXY VOTING INSTRUCTIONS

INTERNET - Access "**www.voteproxy.com**" and follow the on-screen instructions or scan the QR code with your smartphone. Have your proxy card available when you access the web page.

TELEPHONE - Call toll-free **1-800-PROXIES** (1-800-776-9437) in the United States or **1-718-921-8500** from foreign countries from any touch-tone telephone and follow the instructions. Have your proxy card available when you call.

Vote online/phone until 11:59 PM EST the day before the meeting.

MAIL - Sign, date and mail your proxy card in the envelope provided as soon as possible.

IN PERSON - You may vote your shares in person by attending the Annual Meeting.

GO GREEN - e-Consent makes it easy to go paperless. With e-Consent, you can quickly access your proxy material, statements and other eligible documents online, while reducing costs, clutter and paper waste. Enroll today via www.astfinancial.com to enjoy online access.

COMPANY NUMBER	
ACCOUNT NUMBER	

NOTICE OF INTERNET AVAILABILITY OF PROXY MATERIAL: The Notice of Meeting, proxy statement and proxy card are available at http://www.astproxyportal.com/ast/19961/

Please detach along perforated line and mail in the envelope provided IF you are not voting via telephone or the Internet.

20530303000000000000 5 071417

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR EACH OF THE NOMINEES LISTED BELOW AND FOR PROPOSALS 1, 2, 3 AND 4.
PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE ☒

1. The election of each of the following persons (except as marked to the contrary) as a director, who will each serve as a director of Princeton Capital Corporation until our 2018 Annual Meeting of Stockholders, and until his successor is duly elected and qualified.

☐ **FOR ALL NOMINEES**

☐ **WITHHOLD AUTHORITY FOR ALL NOMINEES**

☐ **FOR ALL EXCEPT** (See instructions below)

NOMINEES:
- ○ Mark DiSalvo
- ○ Darren Stainrod
- ○ Munish Sood
- ○ Martin Laidlaw
- ○ Greg Bennett

INSTRUCTIONS: To withhold authority to vote for any individual nominee(s), mark **"FOR ALL EXCEPT"** and fill in the circle next to each nominee you wish to withhold, as shown here: ●

5. To vote upon such other business as may properly come before the Meeting or any postponement or adjournment thereof.

To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method. ☐

Signature of Stockholder ____________ Date: ______ Signature of Stockholder ____________ Date: ______

Note: Please sign exactly as your name or names appear on this Proxy and date. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.